EXHIBIT 99.1

                          AGOURON PHARMACEUTICALS, INC.
                          10350 NORTH TORREY PINES ROAD
                         LA JOLLA, CALIFORNIA 92037-1020
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Peter Johnson and Gary E. Friedman, and each of them, with full power of substitution, as proxies to represent and to vote, as designated below, all the shares of common stock of Agouron Pharmaceuticals, Inc., held of record by the undersigned on October 19, 1998, at the Annual Meeting of Shareholders to be held on December 16, 1998 and at any adjournments or postponements thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO OTHER DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE OTHER SIDE AND FOR PROPOSALS 2, 3, 4 AND 5. IF CUMULATIVE VOTING PROCEDURES ARE INVOKED AT THE MEETING AND THIS PROXY CARD INDICATES "FOR" OR GIVES NO DIRECTION ON PROPOSAL 1, THE DESIGNATED PROXIES ARE AUTHORIZED TO DISTRIBUTE THE VOTES REPRESENTED BY THIS PROXY IN THEIR DISCRETION SO AS TO ELECT THE MAXIMUM NUMBER OF MANAGEMENT NOMINEES WHICH MAY BE ELECTED BY CUMULATIVE VOTING.



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                                   [ L O G O ]







                 Please check the appropriate box on the voting
           card to R.S.V.P. your attendance at the Meeting on December
                             16, 1998 at 10:00 a.m.
             or phone Agouron Investor Relations at 1-800-501-2474.


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                                                                                                  Please mark
                                                                                                   your vote
                                                                                                       as
                                                                                                  indicated in
                                                                                                  this example



The Board recommends a vote FOR Proposals 1, 2, 3, 4 & 5.

1.    Proposal 1
                                        FOR ALL   WITHHELD                                    FOR     AGAINST  ABSTAIN
       ELECTION OF DIRECTORS            NOMINEES       FOR    2.    Proposal 2-
                                                       ALL          APPROVAL OF
                                   DIVISIONAL
       Peter Johnson                                                   STOCK PROPOSAL
       Gary E. Friedman
       John N. Abelson                                        3.    Proposal 3-
       Patricia M. Cloherty                                            APPROVAL OF
       A.E. Cohen                                                      AMENDMENT TO 1996
       Michael E. Herman                                               STOCK OPTION PLAN
       Irving S. Johnson
       Antonie T. Knoppers                                    4.    Proposal 4-
       Melvin I. Simon                                                 APPROVAL OF
                                  AMENDMENT TO
                                                                       EMPLOYEE STOCK
                                  PURCHASE PLAN

                                                              5.    Proposal 5-
                                  RATIFICATION
                                                                       OF SELECTION OF
                                                                       INDEPENDENT ACCOUNTANTS
WITHHELD FOR:  (To withhold authority to vote for any
individual nominee, write that nominee's name in the space           Check here if you
provided below.)                                                     plan to attend the
                                 Annual Meeting.
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Note: The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the meeting.







Signature(s) Date , 1998 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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